UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure

A. Agreement of Resignation, Appointment and Acceptance among HEI, Bank of Hawaii and BNY Western Trust Company (BNY Western)

On April 5, 2004, HEI signed an Agreement of Resignation, Appointment and Acceptance under which Bank of Hawaii resigned as Trustee of the HEI Dividend Reinvestment and Stock Purchase Plan (DRIP) and HEI appointed BNY Western as successor to Bank of Hawaii as trustee of the HEI DRIP. BNY Western has thus been substituted in place of Bank of Hawaii as trustee under the HEI DRIP. The governing documents listed on Exhibit A to the agreement were previously filed as follows: (1) Letter Agreement with Hawaiian Trust Company, Limited, of which Bank of Hawaii is successor by merger, establishing trustee relationship (10/6/1989)—previously filed as Exhibit 4(d) to Form S-3, Registration No. 33-31449, filed October 10, 1989, and (2) Dividend Reinvestment Plan, as amended—previously filed as Exhibit 4(d) to Form S-3, Registration No. 333-108110, filed August 20, 2003.

B. HELCO power situation update

The following is an update of the Hawaii Electric Light Company, Inc. (HELCO, an electric utility subsidiary of HECO) power situation (see “HELCO power situation,” which is incorporated herein by reference to pages 21 to 25 of HEI’s and HECO’s Form 10-Q for the quarter ended March 31, 2004).

After several years of opposition to, and resulting delays in, the efforts of HELCO to expand its Keahole power plant site to add new generation, HELCO entered into a conditional settlement agreement in November 2003 (Settlement Agreement) with all but one of the parties (Waimana Enterprises, Inc. (Waimana)) that had actively opposed the project, and with several regulatory agencies. The Settlement Agreement is intended to permit HELCO to complete the plant expansion, subject to satisfaction of the terms and conditions of the Settlement Agreement, and HELCO is actively engaged in construction activities to install the planned generation. One of the nominal 20 megawatt combustion turbines (CT-4) has been installed and was put into limited commercial operation in May 2004. Under the Settlement Agreement, CT-4 must have noise mitigation measures installed before it can be operated full-time. The noise mitigation measures are expected to be installed by the end of 2004. The other combustion turbine (CT-5) has been installed and is subject to ongoing testing. HELCO reclassified $40 million of capital costs for CT-4 and related pre-air permit facilities from construction in progress to plant and equipment. HELCO’s electric rates, however, will not change specifically as a result of including CT-4 and CT-5 in HELCO’s plant and equipment until HELCO files a rate increase application and the Public Utilities Commission of the State of Hawaii (PUC) grants HELCO rate relief.

The recovery of costs relating to CT-4 is subject to the rate-making process governed by the PUC. Management believes no adjustment to costs incurred to put CT-4 into service is required. However, if it becomes probable that the PUC will disallow some or all of the incurred costs for rate-making purposes, HELCO may be required to write off a material portion of the costs incurred in its efforts to put CT-4 into service.

IPP complaints; related PPAs. Three IPPs—Kawaihae Cogeneration Partners (KCP), which is an affiliate of Waimana, Enserch Development Corporation (Enserch) and Hilo Coast Power Company (HCPC)—filed separate complaints with the PUC in 1993, 1994 and 1999, respectively, alleging that they were each entitled to a power purchase agreement (PPA) to provide HELCO with additional capacity. KCP and Enserch each claimed that the generation capacity they would provide under their proposed PPAs would be a substitute for HELCO’s planned expansion of the Keahole plant.

The Enserch and HCPC complaints were resolved by HELCO’s entry into PPAs with each of these parties. The term of the PPA with HCPC extends from January 2000 through December 2004, but would have continued on a year to year basis unless HELCO or HCPC gave written notice of termination by May 30 of the year of termination. On May 28, 2004 HELCO gave written notice to HCPC that it would terminate the PPA

1

effective December 31, 2004. With respect to KCP, due to subsequent developments, including a ruling by the Hawaii Circuit Court for the Third Circuit that the lease for KCP’s proposed plant site was invalid, HELCO believes that KCP’s proposal for a PPA is not viable.

C. Fuel contracts

The initial terms of the existing major fuel supply contracts between HECO, Maui Electric Company, Limited (MECO), HELCO, and their fuel suppliers (Tesoro Hawaii Corporation, formerly known as BHP Petroleum Americas Refining Inc., and Chevron Products Company, a division of Chevron U.S.A. Inc.) expire at the end of 2004, but continue on a year to year basis unless terminated by either party. The utilities have reached agreement with these suppliers on amendments to the existing fuel supply contracts that will extend the contracts for a fixed term of 10 years on substantially the same terms and conditions, including market-related pricing. The amendments to the fuel supply contracts are subject to approval by the PUC and, if approved by the PUC, will by their terms become effective on January 1, 2005. On May 28, 2004, the utilities filed applications with the PUC for approval of the amendments to the four existing fuel supply contracts (which are identified below under Item 7).

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

HEI
HEI Exhibit 99	Agreement of Resignation, Appointment and Acceptance by and among HEI, Bank of Hawaii, BNY Western Trust Company dated April 5, 2004

HECO
HECO Exhibit 10(a)	First Amendment to Low Sulfur Fuel Oil Supply Contract by and between Tesoro Hawaii Corporation, formerly known as BHP Petroleum Americas Refining Inc., and HECO dated March 29, 2004 (confidential treatment has been requested for portions of this exhibit, which has been redacted accordingly)

HECO Exhibit 10(b)	First Amendment to Inter-Island Industrial Fuel Oil and Diesel Fuel Supply Contract by and between Tesoro Hawaii Corporation, formerly known as BHP Petroleum Americas Refining Inc., and HECO, MECO and HELCO dated March 29, 2004 (confidential treatment has been requested for portions of this exhibit, which has been redacted accordingly)

HECO Exhibit 10(c)	First Amendment to Low Sulfur Fuel Oil Supply Contract by and between Chevron Products Company, a division of Chevron U.S.A. Inc., and HECO entered into as of April 12, 2004 (confidential treatment has been requested for portions of this exhibit, which has been redacted accordingly)

HECO Exhibit 10(d)	Amendment to Inter-Island Industrial Fuel Oil and Diesel Fuel Supply Contract by and between Chevron Products Company, a division of Chevron U.S.A. Inc., and HECO, MECO and HELCO entered into as of April 12, 2004 (confidential treatment has been requested for portions of this exhibit, which has been redacted accordingly)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Curtis Y. Harada	/s/ Richard A. von Gnechten
Curtis Y. Harada Controller (Chief Accounting Officer of HEI)	Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO)
Date: June 8, 2004	Date: June 8, 2004

3